                                                               Exhibit 10.59

                               FIRST AMENDMENT TO

                         EQUITY LINE OF CREDIT AGREEMENT

         This FIRST AMENDMENT TO EQUITY LINE OF CREDIT AGREEMENT (this "Agreement") is entered into as of the 30th day of March 2001, by and between HAMBRECHT & QUIST GUARANTY FINANCE, LLC, a California limited liability company (the "Investor"), and Interactive Telesis Inc. (the "Company"), a Delaware corporation.

         Investor and Company are the parties to that certain Equity Line of Credit Agreement ("Equity Line Agreement") entered into as of the 21st day of November 2000. Due to the occurrence of a Material Adverse Event ("MAE") as defined in Section 1.20 therein, resulting in the failure to meet conditions set forth in Sections 4.10, 7.1(b), and 7.2(d), the parties agree to amend the Equity Line Agreement, as follows:

1.   SECTION 1.35 SHALL BE STRUCK IN ITS ENTIRETY AND THE FOLLOWING INSERTED
     THEREFOR:

         SECTION 1.35: "REICHMANN TRANSACTION" shall mean that transaction among BH Capital Investment L.P. and Excalibur Limited Partnership (together, "Reichmann") and the Company, pursuant to an agreement among the aforementioned parties dated June 12, 2000, for which prospectus Form SB-2 numbered Z63592A2 was filed with the SEC and dated October 6, 2000, and by which $2.5 million of the Borrower's Common Stock was purchased; and an amendment of the second tranche equity purchase thereof whereby Equity Investors shall purchase $500,000 of the Borrower's Series B Preferred Stock as detailed in that Letter of Understanding between the Company, Equity Investors, and Secured Lender dated March 1, 2001.


2.   SECTION 1.44 SHALL BE STRUCK IN ITS ENTIRETY AND THE FOLLOWING INSERTED
     THEREFOR:

         SECTION 1.44: "WARRANT" shall mean the Warrant, or amendments thereof, in the form of Exhibit A to the Warrant Purchase Agreement, and amendments thereof, attached hereto as Exhibit C issued pursuant to
         Section 2.6 of this Agreement, entitling Investor to purchase up to 394,737 shares of Convertible Preferred Stock at the exercise price described therein.


3.   SECTION 4.10 SHALL BE STRUCK IN ITS ENTIRETY AND THE FOLLOWING INSERTED
     THEREFOR:

         SECTION 4.10: NO MATERIAL ADVERSE CHANGE. Since January 31, 2001, no event has occurred that would have a Material Adverse Effect, except as disclosed in the SEC Documents.

4.   SECTION 6.14 SHALL BE STRUCK IN ITS ENTIRETY AND THE FOLLOWING INSERTED
     THEREFOR:

         SECTION 6.14: NO OTHER EQUITY LINES. While this Agreement is in effect, the Company shall refrain from entering into any other agreements, arrangements or understandings granting to the Company the right to put shares of its securities to one or more investors through private placements.

5. THE FOLLOWING SUBPARAGRAPH SHALL BE ADDED TO SECTION 7.2:

         SECTION 7.2 (l) THE REICHMANN TRANSACTION. The Reichmann Transaction shall be executed and performed in a form and in terms consistent with the aforementioned agreement between the parties.


         IN WITNESS WHEREOF, the parties have caused the Agreement to be executed by their respective duly authorized officers as of the date set forth above.



INVESTOR:                                   COMPANY:
HAMBRECHT & QUIST GUARANTY FINANCE, LLC     INTERACTIVE TELESIS INC.


By:     /s/ Donald M. Campbell              By:
    -----------------------------------          ------------------------------


Printed Name:  DONALD M. CAMPBELL           Printed Name:
             --------------------------                  ----------------------


Title:    CHIEF EXECUTIVE OFFICER           Title:
         ------------------------------           -----------------------------